UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2022 (the “Effective Date”), Minim, Inc. (the “Company”), Cadence Connectivity, Inc. (“Cadence Connectivity”), the Company’s wholly owned subsidiary, and Slingshot Capital, LLC (“Slingshot Capital”) entered into a Bridge Loan Agreement (the “Loan Agreement”) pursuant to which Slingshot Capital agreed to make available a bridge loan in the principal amount up of up to $1,500,000. In conjunction with the Loan Agreement, the Company executed a bridge term note (the “Bridge Term Note”) in favor of Slingshot Capital. The Company has drawn down $1,000,000 under the Loan Agreement. Subject to Slingshot Capital’s sole discretion, the other $500,000 may be drawn by the Company.

Principal amounts borrowed under the Loan Agreement bear interest for the period from the Effective Date until February 23, 2023 of 8.00% per annum. Unpaid principal after February 23, 2023 bear an interest of 14.00% per annum until paid in full. In the event of default, all outstanding principal and interest shall bear interest at an annual rate of 18%.

In connection with the Loan Agreement, the Company, Cadence Connectivity, Slingshot Capital, and Silicon Valley Bank (the “Senior Lender”) executed a subordination agreement (the “Subordination Agreement”) on November 30, 2022. The Loan Agreement is subordinated to the outstanding indebtedness and obligations under the Company’s senior credit facility. Subject to the Senior Lender’s written consent, the Company and Cadence Connectivity shall grant the Slingshot Capital a second-priority security interest in all of the Company’s collateral, which shall be subordinated to any and all security interests granted to the Senior Lender and at all times shall be limited to the same collateral granted to the Senior Lender under the senior credit facility.

Principal and interest are not due and payable until the maturity date, which is January 15, 2024, unless the Company’s senior credit facility with the Senior Lender is paid in full in cash on an earlier date.

The Company will reimburse Slingshot Capital up to $25,000 for its reasonable and documented expenses and fees related to the negotiations, documentation, and execution of the Loan Agreement, Subordination Agreement, and Bridge Term Note.

Slingshot Capital is owned by the Company’s Chairperson of the Board and a Board of Director, Jeremy Hitchcock and Elizabeth Hitchcock, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Bridge Loan, dated as of November 30, 2022, by and among Minim, Inc., Cadence Connectivity, Inc., and Slingshot Capital, LLC.
99.2	Bridge Term Note, dated as of November 30, 2022, by and among Minim Inc., Cadence Connectivity, Inc., and Slingshot Capital, LLC.
99.3	Subordination Agreement, dated as of November 30, 2022, by and among Minim, Inc., Cadence Connectivity, Inc., Slingshot Capital, LLC, and Silicon Valley Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2022	MINIM, INC.

	By:	/s/ Dustin Tacker
	Name:	Dustin Tacker
	Title:	Chief Financial Officer